UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
ULTRA CLEAN HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

This proxy statement amendment (this ‘‘Amendment”) updates and amends our definitive proxy statement (the ‘‘Proxy Statement’’) filed with the Securities and Exchange Commission on April 21, 2023 regarding the 2023 Annual Meeting of Stockholders (the ‘‘Annual Meeting’’) of Ultra Clean Holdings, Inc. (the “Company”) to be held on May 17, 2023 at 12:30 p.m. Pacific Time at www.virtualshareholdermeeting.com/UCTT2023 via live audio webcast.

Except as updated by this Amendment, all information set forth in the Proxy Statement remains unchanged and should be considered in casting your vote by proxy or in person at the Annual Meeting. Capitalized terms not defined in this Amendment have the meanings set forth in the Proxy Statement. This Amendment, our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available at http://materials.proxyvote.com. From and after the date of this Amendment, all references to the “Proxy Statement” are to the Proxy Statement as amended hereby. The Proxy Statement contains important information, and this Amendment should be read in conjunction with the Proxy Statement.

If you have already returned your proxy card or voting instruction form, you do not need to take any action unless you wish to change your vote. If you have already voted and would like to change or revoke your vote on any proposal, please refer to the disclosure in the Proxy Statement under “Information Concerning Solicitation and Voting—Changing or Revoking Your Vote,” for instructions on how to do so.

The primary purpose of this Amendment is to provide further information on the treatment and effect of broker non-votes for the proposals to be submitted to a vote of the Company’s shareholders at the Annual Meeting. Specifically, the section of the Proxy Statement appearing under “Information Concerning Solicitation and Voting—Votes Needed to Hold the Meeting and Approve Proposals” is amended and replaced in its entirety as follows:

In order to carry on the business of the annual meeting, stockholders entitled to cast a majority of the votes at a meeting of stockholders must be represented at the meeting, either in person or by proxy. Abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum. Broker non-votes occur when shares held by a broker on behalf of a beneficial owner are not voted with respect to a particular proposal, which generally occurs when the broker has not received voting instructions from the beneficial owner and lacks the discretionary authority to vote the shares itself.

Election of Directors. Our Amended and Restated Bylaws provide that a director nominee must receive a majority of the votes cast with respect to such nominee in uncontested director elections (i.e., the number of shares voted “for” a director nominee must exceed the number of shares voted “against” such nominee). Accordingly, abstentions and broker non-votes will have no effect on the outcome of this proposal. If an incumbent director nominee fails to receive a majority of the votes cast in an uncontested election, the director shall immediately tender his or her resignation to the Board. The Nominating, Environmental, Social and Corporate Governance Committee of the Board, or such other committee designated by the Board, shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose its decision regarding the resignation within 90 days following certification of the election results. If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, the remaining members of the Board may fill the resulting vacancy or may decrease the size of the Board. Brokers do not have discretionary authority to vote shares without instructions from beneficial owners in the election of directors. Therefore, beneficial owners who are not stockholders of record and who want their votes to be counted in the election of directors must give voting instructions to their bank, broker or nominee before the date of the annual meeting.

Ratification of the appointment of our independent registered public accounting firm. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the proposal will be required to ratify the appointment of our independent registered public accounting firm for the current fiscal year. We believe that the ratification of our independent registered public accounting firm is a routine proposal for which brokers may vote shares held on behalf of beneficial owners who have not given voting instructions with respect to that proposal. Accordingly, abstentions will have the same effect as negative votes for this proposal.

Advisory vote on the compensation of our named executive officers. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the proposal will be sufficient to approve, by an advisory, non-binding vote, the compensation of our named executive officers for fiscal 2022. The advisory vote on the compensation of our named executive officers, while held annually, is not considered a routine proposal; therefore, brokers lack the discretionary authority to vote shares without instructions from beneficial owners for this proposal. Accordingly, abstentions will have the same effect as negative votes for this proposal, and broker non-votes will have no effect on the outcome of this proposal.

Advisory vote on the frequency of holding an advisory vote on executive compensation. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the proposal will be required to recommend, by an advisory vote, the frequency of a stockholder vote on the compensation of our named executive officers. The Board of Directors will consider the frequency of the stockholder vote receiving the greatest number of votes to be the frequency recommended by our stockholders. The advisory vote on the frequency of holding an advisory vote on executive compensation is not considered a routine proposal; therefore brokers lack the discretionary authority to vote shares without instructions from beneficial owners for this proposal. Accordingly, abstentions will have the same effect as negative votes for this proposal (unless no frequency option receives majority support, in which case they will not be counted for the purposes of determining whether the proposal has been approved), and broker non-votes will have no effect on the outcome of this proposal.

Approval of an amendment and restatement of our stock incentive plan. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the proposal will be required to approve the amendment and restatement of our stock incentive plan, which will, among others, increase the number of shares available for issuance under the stock incentive plan from 12,555,695 to 14,555,695. The approval of the amendment and restatement of the stock incentive plan is not considered a routine proposal; therefore, brokers lack the discretionary authority to vote shares without instructions from beneficial owners for this proposal. Accordingly, abstentions will have the same effect as negative votes for this proposal, and broker non-votes will have no effect on the outcome of this proposal.
Approval of an amendment and restatement of our employee stock purchase plan. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the proposal will be required to approve the amendment and restatement of our employee stock purchase plan, which will, among others, increase the number of shares available for issuance under the stock incentive plan from 555,343 to 1,055,343. The approval of the amendment and restatement of the employee stock purchase plan is not considered a routine proposal; therefore brokers lack the discretionary authority to vote shares without instructions from beneficial owners for this proposal. Accordingly, abstentions will have the same effect as negative votes for this proposal, and broker non-votes will have no effect on the outcome of this proposal.

Approval of any other matter properly submitted to the stockholders at the annual meeting generally will require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on that matter.

The information in the second paragraph of the Proxy Statement appearing under “Proposal 1: Election of Directors”, each of the first paragraphs appearing under “Proposal 2: Ratification of the Appointment of Our Independent Registered Public Accounting Firm”, “Proposal 3: Advisory Vote Approving the Compensation of the Named Executive Officers” and “Proposal 4: Advisory Vote Recommending the Frequency of Stockholder Votes on Executive Compensation”, the third paragraph of the Proxy Statement appearing under “Proposal 5: Approval of an Amendment and Restatement of Our Stock Incentive Plan” and the fourth paragraph of the Proxy Statement appearing under “Proposal 6: Approval of an Amendment and Restatement of Our Employee Stock Purchase Plan”, is revised consistent with the above.